UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2021

MamaMancini’s Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54954	27-0607116
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 Branca Road

East Rutherford, NJ 07073

(Address of principal executive offices) (zip code)

(201) 531-1212

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	MMMB	NASDAQ

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

As reported on our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2021, on December 29, 2021, MamaMancini’s Holdings, Inc. (the “Company”) closed the acquisition of T&L Creative Salads, Inc. and Olive Branch LLC (the “Acquisitions”) that was the subject of those certain Asset Purchase Agreements and Plan of Merger (the “APA’s”) with T&L Creative Salads, Inc. and Olive Branch LLC dated December 23, 2021. At closing, in accordance with the APA’s, T&L Creative Salads, Inc. and Olive Branch LLC were acquired by a newly-formed wholly-owned subsidiary of the Company, T&L Acquisition Corp, a Nevada corporation. As a result of the Merger, T&L Creative Salads, Inc. and Olive Branch LLC became wholly-owned subsidiaries of the Company.

The purpose of this amended filing is to enclose the audited financial statements of T&L Creative Salads, Inc. and Olive Branch LLC for the years ended December 31, 2020 and 2019, the unaudited financial statements for T&L Creative Salads, Inc. and Olive Branch LLC for the periods ended September 30, 2021 and 2020, and pro forma financial statements, as required.

Exhibits

99.1	Audited financial statements of T&L Creative Salads, Inc. and Olive Branch LLC for the years ended December 31, 2020 and 2019

99.2	Unaudited financial statements of T&L Creative Salads, Inc. and Olive Branch LLC for the nine months ended September 30, 2021 and 2020

99.3	Unaudited pro forma condensed combined financial statements of T&L Creative Salads, Inc. and Olive Branch LLC and MamaMancini’s Holdings, Inc. as of October 31, 2021 and January 31, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MamaMancini’s Holdings, Inc.
a Nevada corporation

Date: March 14, 2022	By:	/s/ Carl Wolf
Carl Wolf
Chief Executive Officer (Principal Executive Officer)

3